                                 CONSULTING AGREEMENT

    This Consulting Agreement (the "Agreement") is made and entered into this 15th day of October, 1996, by and among Gilman Financial Corporation, a Texas corporation ("GFC"), KMG-Bernuth, Inc., a Delaware corporation (the "Client"), and David Hatcher, an individual residing in Texas.

                                       RECITALS

    A. KMG desires to enter into a reverse acquisition transaction pursuant to a Stock Exchange Agreement (the "Stock Exchange Agreement") by and among KMG, the shareholders of KMG, W.P. Acquisition Corp., a Texas corporation (the "WPA"), and Halter Financial Group, Inc., a Texas Corporation ("HFG"), whereby 100% of KMG's issued and outstanding capital stock will be exchanged for an aggregate of approximately 6,510,000 shares of the issued and outstanding common stock of WPA, resulting in KMG becoming a wholly-owned subsidiary of WPA.

    B. GFC has provided and is willing to provide certain consulting services to KMG with respect to the transactions contemplated by the Stock Exchange Agreement and certain other related matters on the terms and conditions set forth in this Agreement.

    C. As a result of the transactions contemplated by the proposed Stock Exchange Agreement, it is anticipated that Mr. Hatcher will become a controlling shareholder of WPA. Mr. Hatcher enters into this Agreement for the purpose of making certain agreements with GFC.

    NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

    1. CONSULTING SERVICES. GFC hereby agrees to provide consulting services to KMG under the terms and conditions set forth in this Agreement as follows:

         (i)  Finding WPA;

         (ii) Advising KMG concerning the structure of the transactions contemplated by this Agreement;

         (iii)     Reviewing the form of the Stock Exchange Agreement; and

         (iv) Performing additional reasonable services related to the foregoing subparagraphs (i)-(iii) or as is otherwise contemplated by this Agreement.

    2. PUBLIC COMPANY OBLIGATIONS. Subsequent to the completion of the transactions contemplated by the proposed Stock Purchase Agreement, Mr. Hatcher hereby agrees to cause WPA, KMG and any successor corporation thereof to comply with the obligations of this Agreement.

    3.   COMPENSATION.   As compensation for entering into this Agreement,
Mr. Hatcher hereby agrees to cause WPA to issue to GFC or to the persons or entities designated by GFC an aggregate of 137,695 shares of its common stock (the "WPA Shares"). WPA Shares shall have been duly authorized for such issuance and, when issued and delivered by WPA in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

    4.   ISSUANCE AND REGISTRATION OF WPA SHARES.   The  Public Company Shares
will be issued to GFC or the persons and the entities designated by GFC and registered with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") under a Registration Statement on Form S-8 as soon as WPA is eligible to use such Form S-8, or as soon as practicable thereafter. At the request of KMG, GFC will assist KMG and WPA in the preparation and filing of the Registration Statement on Form S-8 and all documentation required thereunder. GFC will also assist KMG and WPA in the preparation of any filings necessary under state securities laws related to the issuance of such shares.

     This Agreement is intended to qualify as an "employee benefit plan" within the meaning of Rule 405 of Regulation C under the Securities Act. Moreover, it is intended that WPA Shares be eligible for registration under the Securities Act on Form S-8. This Agreement shall be interpreted as to so qualify and that such shares will be so eligible. In particular, notwithstanding any possible contrary interpretation of any provision of this Agreement, this Agreement is meant to be and shall be interpreted so that the consulting services which GFC is obligated to provide hereunder do not include any services in connection with the offer or sale of securities in a capital-raising transaction. If for any reason WPA Shares are not eligible for registration under the Securities Act on Form S-8, GFC may, at its option, prepare and file on behalf of WPA a registration statement on an appropriate form under the Securities Act. KMG will assist GFC in its preparation and filing of such registration statement as GFC may request.

    5.   EXPENSES.   GFC will be responsible for all costs, fees and expenses
that it incurs in connection with the performance of the consulting services within the scope of Section 1 hereof, provided, however, KMG will be responsible for its own legal, accounting and other professional fees incurred in connection with the transactions contemplated by this Agreement.

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

    6. ACCURACY OF INFORMATION AND INDEMNIFICATION. KMG agrees to fully cooperate with GFC in the performance of GFC's consulting services as GFC may request. In this regard, KMG agrees to furnish to GFC complete, truthful and accurate information in all respects. KMG agrees to indemnify and hold harmless GFC from any loss, liability, damages, costs and expenses (including attorneys' and other professional fees) that GFC may incur as a result of KMG furnishing to GFC any untruthful or inaccurate information or failing to provide any material information necessary to make the statements being made or the information being furnished accurate and truthful in light of all the circumstances.

    7.   MISCELLANEOUS.

    (a) AMENDMENT. This Agreement and the Amended Consulting Agreement of even date by and among HFG, KMG and Mr. Hatcher amend and supersede that Consulting Agreement I by and among the Client, HFG, GFC and Mr. Hatcher and that Consulting Agreement II, by and among the Client, HFG, GFC and Mr. Hatcher, each dated April 3, 1996.

    (b)  ASSIGNABILITY.   Unless otherwise agreed to in writing by the parties
    hereto, the rights, obligations and benefits established by this Agreement shall be nonassignable by either of the parties hereto and any such attempt of assignment shall be null and void and of no effect whatsoever.

    (c)  RELATIONSHIP OF THE PARTIES.   The management and employees of GFC
    shall not be considered employees of KMG. Furthermore, the parties agree that GFC shall not be deemed to be an employee, servant, partner or joint venturer of KMG. GFC shall be considered an independent contractor for all purposes.

    (d)  ENTIRE AGREEMENT.   This Agreement contains the entire agreement of
    the parties with respect to the subject matter hereof, and may not be changed except by a writing signed by the party against whom enforcement or discharge is sought.

    (e)  WAIVER OF BREACH.   The waiver by either party of a breach of any
    provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any other party.

    (f)  CONSTRUCTION OF LANGUAGE.   The language used in this Agreement shall
    be construed as a whole according to its fair meaning, and not strictly for nor against either party.

    (g)  CAPTIONS AND HEADINGS.   The paragraph headings throughout this
    Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

    (h)  STATE LAW.   This Agreement, its interpretation and its application
    shall be governed by the laws of the State of Texas.

    (i)  COUNTERPARTS.   This Agreement may be executed in multiple
    counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

    (j)  COSTS.   In the event of any legal proceeding between any of the
    parties to enforce or defend the terms and rights set forth in this Agreement, the prevailing party or parties shall be paid all reasonable costs of such legal proceeding, including but not limited to, attorneys' fees by the other party or parties.

    (k)  NOTICES AND WAIVERS.   Any notice or waiver required or permitted to
    be given by the parties hereto shall be in writing and shall be deemed to have been given, when delivered, three business days after being mailed by certified or registered mail, faxed during regular business hours of the recipient and there is confirmation of receipt, or sent by prepaid full rate telegram to the following addresses:

    To KMG:

    Mr. David Hatcher, President
    KMG-Bernuth, Inc.
    10611 Harwin, Suite 402
    Houston, Texas 77036

    To GFC:

    Mr. George W. Gilman
    Gilman Financial Corporation
    710 N. Post Oak Road, #400
    Houston, Texas  77024

    IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day first above written.

KMG-BERNUTH, INC.



By:     /s/   DAVID HATCHER
   --------------------------------
    David Hatcher, President



       /s/    DAVID HATCHER
-----------------------------------
    David Hatcher, individually


GILMAN FINANCIAL CORPORATION



By:    /s/ JEFFREY L. GILMAN
   --------------------------------
    Name:   JEFFREY L. GILMAN
         --------------------------


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